Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43675) pertaining to the Wilmington Trust Thrift Savings Plan and in the related Prospectus of our report dated June 1, 1997, with respect to the financial statements and schedules of the Wilmington Trust Thrift Savings Plan included in this Annual Report (Form 11-K/A) for the year ended December 31, 1996.


                                   /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 25, 1997